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                                                                    EXHIBIT 99.3

                                    FORM OF
                         NOTICE OF GUARANTEED DELIVERY

                 FOR 9 5/8% SENIOR SUBORDINATED NOTES DUE 2009
                      OF SPANISH BROADCASTING SYSTEM, INC.

     As set forth in the Prospectus, dated [               ], 2001 (the
"Prospectus"), of Spanish Broadcasting System, Inc. (the "Issuer"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), holders who wish to tender their 9 5/8% Senior Subordinated Notes due 2009 of the Issuer previously issued in a private offering on June 8, 2001 (the "2001 Notes") and/or their 9 5/8% Senior Subordinated Notes due 2009 previously issued pursuant to a registration statement on Form S-1 on November 2, 1999 (the "1999 Notes" and together with the 2001 Notes, the "Old Notes"), and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documentation to the Exchange Agent prior to the Expiration Date (as hereinafter defined), may effect a tender if: (a) tender is made through an Eligible Institution; (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution this properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of the Old Notes being tendered, stating that the tender is being made hereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof) together with the certificate(s) representing the Old Notes (or a Book-Entry Confirmation), as the case may be, and any other documentation required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (c) such properly completed and executed Letter of Transmittal (or a facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documentation required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier), mail or hand delivery to the Exchange Agent as set forth below. See "The Exchange Offer -- Procedure for Tendering" section of the Prospectus. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Prospectus.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 [                ], 2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF
      OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                              The Exchange Agent:

                              THE BANK OF NEW YORK

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
  By Hand Or Overnight Delivery:        Facsimile Transmissions:               By Registered Or
                                      (Eligible Institutions Only)             Certified Mail:
       The Bank of New York
        101 Barclay Street              (212) [               ]              The Bank of New York
 Corporate Trust Services Window                                            101 Barclay Street, 7E
           Ground Level                To Confirm by Telephone or          New York, New York 10286
     New York, New York 10286            for Information Call:           Attention: [               ]
Attention: Reorganization Section
                                        (212) [               ]
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE
TRANSMISSION, MAIL OR HAND DELIVERY, OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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
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                                                    PLEASE COMPLETE AND SIGN

     Signature(s) of Registered Owner(s)                            Name(s) of Registered Holder(s):
     or Authorized Signatory:                                       --------------------------------------------------------
     --------------------------------------------------------       --------------------------------------------------------
     --------------------------------------------------------       Address: -----------------------------------------------
     Principal Amount of Old Notes tendered:                        --------------------------------------------------------
     --------------------------------------------------------       Area Code and Telephone No.:
     Certificate No(s). of Old Notes (if available):                --------------------------------------------------------
     --------------------------------------------------------       If Old Notes will be delivered by book-entry transfer at
     --------------------------------------------------------       The Depository Trust Company, insert Depository Account
                                                                    No.:

     Date: --------------------------------------------------       --------------------------------------------------------
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This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

     Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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Do not send Old Notes with this form. Old Notes should be sent to the Exchange
Agent together with a properly completed and duly executed Letter of Transmittal.

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Private Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within five New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
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                              AUTHORIZED SIGNATURE

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
Address:                                           Name:
-----------------------------------------------    -----------------------------------------------
                                                   Title:
-----------------------------------------------    -----------------------------------------------
Area Code and Telephone No.:
  -----------------------                          Date:
                                                   -----------------------------------------------
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* Must be in denominations or principal amount of $1,000 and any integral multiples thereof.

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